Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2003 Incentive Stock Plan of Neurocrine Biosciences, Inc., of our report dated January 24, 2003, with respect to the financial statements of Neurocrine Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                  /s/ ERNST & YOUNG LLP

San Diego, California
June 2, 2003